UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): November 7, 2019

VIRTU FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-37352 (Commission File No.)	32-0420206 (IRS Employer Identification No.)

One Liberty Plaza

New York, NY 10006

(Address of principal executive offices)

(212) 418-0100

(Registrant’s telephone number, including area code)

NOT APPLICABLE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Class A common stock, par value $0.00001 per share	VIRT	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events

As previously announced, on October 9, 2019 (the “Closing Date”), VFH Parent LLC (“VFH Parent”), a Delaware limited liability company and indirect subsidiary of Virtu Financial, Inc., a Delaware corporation (the “Company”), entered into Amendment No. 1 (“Amendment No. 1”), which amended the Credit Agreement dated as of March 1, 2019 (the “Existing Credit Agreement” and as amended by Amendment No. 1, the “Amended Credit Agreement”) by and among VFH Parent, Virtu Financial LLC, a Delaware limited liability company, direct subsidiary of the Company and the parent company of VFH Parent, the lenders party thereto, and Jefferies Finance, LLC (“Jefferies”), as administrative agent and collateral agent (in such capacities, the “Agent”), to, among other things, provide for $525.0 million in aggregate principal amount of incremental term loans (the “Incremental Term Loans”), and amend the related collateral agreement.

On the Closing Date, VFH Parent borrowed the Incremental Term Loans and used the proceeds together with available cash to redeem all of the $500.0 million aggregate principal amount of the outstanding 6.750% Senior Secured Second Lien Notes due 2022 (the “Existing Notes”) issued by VFH Parent and Orchestra Co-Issuer, Inc., a Delaware corporation and indirect subsidiary of the Company (together with VFH Parent, the “Issuers”), and pay related fees and expenses.

The terms, conditions and covenants applicable to the Incremental Term Loans are the same as the terms, conditions and covenants applicable to the existing term loans under the Existing Credit Agreement, including a maturity date of March 1, 2026. The Company previously entered into a five-year $525 million floating to fixed interest rate swap agreement that effectively fixes interest payment obligations on the Incremental Term Loans at 4.8% through September 2024.

The above description of Amendment No. 1 does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of Amendment No. 1, a copy of which has been filed herewith as an exhibit.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Amendment No. 1 dated October 9, 2019 to Credit Agreement, dated March 1, 2019, among Virtu Financial LLC, as Holdings, Impala Borrower LLC, as Acquisition Borrower, VFH Parent LLC, as Refinancing Borrower, the Lenders, Issuing Banks and Swingline Lender Party Hereto, and Jefferies Finance LLC, as Administrative Agent, and Jefferies Finance LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners.
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

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EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 1 dated October 9, 2019 to Credit Agreement, dated March 1, 2019, among Virtu Financial LLC, as Holdings, Impala Borrower LLC, as Acquisition Borrower, VFH Parent LLC, as Refinancing Borrower, the Lenders, Issuing Banks and Swingline Lender Party Hereto, and Jefferies Finance LLC, as Administrative Agent, and Jefferies Finance LLC and RBC Capital Markets, as Joint Lead Arrangers and Joint Bookrunners.*
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

* Furnished herewith

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Virtu Financial, Inc.

	By	/s/ Justin Waldie
	Name:	Justin Waldie
	Title:	Senior Vice President, Secretary and General Counsel

Dated: November 7, 2019

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